UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT CREDIT COMPANY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eagle Point Credit Company Inc. 600 Steamboat Road, Suite 202 Greenwich, CT 06830

December 17, 2025

Dear Valued Stockholder,

We adjourned the 2025 Special Meeting of stockholders of Eagle Point Credit Company Inc. to January 14, 2025, at 8:00 a.m., Eastern Time, to give stockholders who have not yet cast their vote with more time to do so.

Stockholders are being asked to approve a change in Eagle Point Credit Company Inc.’s legal form from a Delaware corporation to a Delaware statutory trust.

THE BOARD OF EAGLE POINT CREDIT COMPANY INC. RECOMMENDS VOTING “FOR” THE PROPOSAL.

As a stockholder in Eagle Point Credit Company Inc., please help us by taking a few moments to cast your vote for the proposal.

WE WOULD GREATLY APPRECIATE YOUR HELP

Thank you in advance for helping us to proceed with the important business of Eagle Point Credit Company Inc. by casting your vote today so that your shares may be represented at the meeting. We very much appreciate your attention to this matter.

Sincerely,

Courtney B. Fandrick

Secretary

Eagle Point Credit Company Inc.

How do I vote? There are four convenient methods for casting your important proxy vote:

          Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-848-3410. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time. You may also contact your financial advisor for further information.

            Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

    Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

          Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before the Special Meeting to be held on January 14, 2025.

Copies of the proxy materials, including the notice of the Special Meeting and Proxy Statement are available at: https://vote.proxyonline.com/eaglepoint/docs/ecc.pdf